CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the use of our report dated December 20, 2001 for Tanaka Funds, Inc. and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to Tanaka Funds, Inc.'s Registration Statement on Form N-1A (file No. 33-47207), including the references to our firm under the heading "Financial Highlights" in each Prospectus and under the heading "Accountants" in the Statement of Additional Information.



/s/


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 22, 2002